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                                                                  Exhibit 10.18


PERSONAL AND CONFIDENTIAL


June 10, 2004

Mr. David Sims
Senior Vice President and Treasurer
Strategic Hotel Capital, L.L.C.
77 West Wacker, Suite 4600
Chicago, IL 60601

Re: Financial Advisory Services in connection with (i) $725 million Private Company financing (ii) $220 million Public Company Fixed Rate financing (iii) $188.5 million Public Company Floating Rate financing and (iv) $120 million Public Company Revolving Credit Facility

Dear David:

We are pleased to confirm the arrangements under which Goldman, Sachs & Co. ("Goldman Sachs") is engaged by Strategic Hotel Capital, L.L.C. (the "Company") as financial advisor to assist the Company in connection with any or all of the proposed financings of the Company and/or its properties described above. Our services hereunder will include assisting the Company in its evaluation of various financing alternatives available to it and the structuring of any proposed financing transaction, identifying potential funding sources and markets, presenting proposals to prospective funding sources approved in advance, either verbally or in writing, by the Company, assisting the Company in the review of offering materials prepared by the Company, negotiating the terms and conditions of the financing transaction and documentation, and providing such other financial advisory services relating to the proposed financing as you and we may agree from time to time.

The terms and conditions of any financing shall be subject to acceptance by the Company. Except as expressly empowered in writing by the Company to do so, Goldman Sachs shall not have the authority to accept any offer or proposal or to enter into any commitment on behalf of the Company.

Our fee for the financial advisory services to be rendered hereunder will be six million dollars ($6,000,000) (the "Structuring Fee"), which will be payable upon consummation of any or all of the proposed financings with gross proceeds in excess of $600,000,000. Notwithstanding anything to the contrary contained herein, no equity owners, director, officer or employee of the Company or any of their affiliates shall have any liability under this agreement, all such persons being third-party beneficiaries of this sentence, entitled to enforce it in accordance with its terms.

In connection with engagements such as this, it is our firm policy to receive indemnification. The Company agrees to the provisions with respect to our indemnity and other matters set forth in Annex A which is incorporated by reference into this letter.


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The Company agrees to furnish to Goldman Sachs such information with respect to the Company as Goldman Sachs may reasonably request in connection with the services to be rendered by it hereunder. The Company represents that all information (other than forecasts) furnished by it to Goldman Sachs will be accurate and complete and that forecasts will be prepared in good faith based on reasonable assumptions.

Please note that any written or oral advice provided by Goldman Sachs in connection with our engagement is exclusively for the information of the Board of Managers and senior management of the Company and may not be disclosed to any third party other than the Company's employees and advisors or circulated or referred to publicly without our prior written consent unless required by law or judicial process.

As you know, Goldman Sachs is a full service securities firm and as such may from time to time effect transactions, for its own account or the account of customers, and hold positions in securities or options on securities of the Company and other companies which may be the subject of the engagement contemplated by this letter.


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Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this letter, which shall become a binding agreement upon our receipt. We are delighted to accept this engagement and look forward to working with you on this assignment.

Very truly yours,


-----------------------------
GOLDMAN, SACHS & CO.



Confirmed:


Strategic Hotel Capital, L.L.C.


By: ___________________________
    Name:
    Title:

Date: ___________________________




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                                     ANNEX A
                          [Indemnity and Other Matters]